CounterPath Awarded Patent for Mobile Network Based Authentication Enabling Operators to Offer Seamless VoIP User Experience

Patent enables operators to offer Over the Top (OTT) communications with trusted mobile based user authentication, simplifying mobile services over non-mobile devices

Vancouver, BC — July 21, 2014 — CounterPath Corporation (NASDAQ: CPAH) (TSX: CCV), a leading developer of award-winning desktop, tablet and mobile VoIP software products and solutions, today announced that it has been awarded patent No. US 8,763,081 from the U.S. Patent and Trademark Office. Titled, ‘Network Based Authentication’, the patent protects CounterPath’s unique methods of authenticating a Voice over IP (VoIP) softphone application on a device via a GSM based telephone network rather than via traditional username/password requirements, thereby strengthening the value of CounterPath’s Operator OTT (Over the Top) solution offerings and enabling mobile operators to offer a highly improved seamless VoIP user experience for its customers.

Most mobile phones today use a SIM for mobile authentication to verify that a mobile device can access the mobile network and use its services to make calls or send and receive text messages. However, third party applications that are installed on the device, such as Bria, have not traditionally been able to leverage the benefits of the SIM authentication method, and authentication has instead been performed with usernames and passwords or more complex two-factor methods such as SMS.

CounterPath’s latest patent for mobile authentication based on the SIM enables Original Equipment Manufacturers (OEM) and service providers to include a unified communications app, such as Bria, as a built-in application on the mobile device which will ‘just work’ when the user turns on the device. A configuration and provisioning server solution, like CounterPath’s, will provide the user with a profile while SIM authentication will enable it to work on the provider’s network, and only on that network, eliminating the need for other non-mobile centric authentication technologies.

“CounterPath’s latest patent for network based authentication builds nicely on other recent advances we have made in client configuration and provisioning, Virtual Desktop Infrastructure (VDI) and Mobile Device Management (MDM) with the goal of making it easier for people to use softphone client applications on any device, any platform and over any network,” said Donovan Jones, President and CEO of CounterPath. “With this technology, our Bria application can be embedded into a device leveraging SIM authentication, offering an unprecedented level of ease of use to the customer. Consumer expectations for apps are high and this patented technology positions us at the forefront of the industry as the only VoIP application provider with a patented SIM based authentication methodology. Operators also benefit from this technology as it enables them to launch an advanced and easy to use Operator OTT application with seamless authentication, thereby increasing customer satisfaction and reducing churn.”

About CounterPath
CounterPath’s SIP-based VoIP softphones are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop and mobile devices, together with the Company’s server applications and Fixed Mobile Convergence (FMC) solutions, enable service providers, OEMs and enterprises large and small around the globe to offer a seamless and unified communications experience across both fixed and mobile networks. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as Alcatel-Lucent, AT&T, Verizon, BT, Mobilkom Austria, Rogers, Avaya, BroadSoft, Cisco Systems, GENBAND, Metaswitch Networks, Mitel, NTT and NEC.

For more information about CounterPath’s Bria softphone applications and provisioning solutions, visit: www.counterpath.com/products.

Contacts:

Kasia Finkelstein
kfinkelstein@counterpath.com
(604) 628-9378